Exhibit 31.2

CERTIFICATION

I, K. Reginald Fubara, certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of HyOrc Corporation for the quarterly period ended June 30, 2026;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 8th, 2026

/s/ K. Reginald Fubara
K. Reginald Fubara
Principal Financial Officer